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                                   EXHIBIT 11


                              CUSTOM CHROME, INC.
                       STATEMENT REGARDING COMPUTATION OF
                               EARNINGS PER SHARE



                                        For the three months ended
                                                 April 30
                                              1997      1996
                                          ----------  ----------




Net income..............................  $2,343,000  $3,008,000
                                          ==========  ==========

Weighted Average Shares Outstanding:

   Common stock.........................   5,219,000   5,102,000

   Common stock equivalents.............       5,000      128,00
                                          ----------  ----------

   Weighted average shares outstanding..   5,224,000   5,230,000
                                          ==========  ==========

Net income per share....................  $     0.45  $     0.58
                                          ==========  ==========




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